Exhibit 99.1

Contact:

Primo Water Corporation

Mark Castaneda, Chief Financial Officer

(336) 331-4000

ICR Inc.

Katie Turner

Hunter Wells

(646) 277-1228

Primo Water Announces Fourth Quarter and

Full Year 2016 Financial Results, Exceeding Guidance

Reaffirms Outlook for 2017

Extends Strategic Alliance Agreement with DS Services of America, Inc.

WINSTON-SALEM, N.C., March 15, 2017 -- Primo Water Corporation (Nasdaq: PRMW) today reported financial results for the fourth quarter and full year ended December 31, 2016.

Fourth Quarter 2016 Business Highlights:

●	Completed the acquisition of Glacier Water Services on December 12, 2016
●	Net sales increased 28% to a record $40.4 million, exceeding Company guidance
●	US Exchange same-store unit sales increased 9.6%; 19th consecutive quarter exceeding 8.5%
●

Loss from continuing operations of $11.7 million, or $0.39 per diluted share, which included non-recurring charges related to the Glacier acquisition, compared to income from continuing operations of $0.01 per diluted share

●	Pro forma net income from continuing operations of $0.05 per diluted share compared to $0.04 per diluted share
●	Adjusted EBITDA increased 33% to $6.3 million, exceeding Company guidance

Full Year 2016 Business Highlights:

●	Net sales increased 12% to a record $142.5 million, exceeding Company guidance
●	Dispenser sell-thru to consumers was 611,000
●	U.S. Exchange same-store unit sales increased 9.4%
●	Consolidated gross margin increased 250 basis points to 29.7%
●

Loss from continuing operations of $5.9 million, or $0.21 per diluted share, which included non-recurring charges related to the Glacier acquisition, compared to income from continuing operations of $0.08 per diluted share

●	Pro forma net income from continuing operations of $0.35 per diluted share compared to $0.20 per diluted share
●	Adjusted EBITDA increased 33% to a record high $24.1 million, ahead of Company guidance

(All comparisons above are with respect to the fourth quarter and full year ended December 31, 2015)

“2016 was a transformational year for our company,” commented Billy D. Prim, Primo Water’s Chief Executive Officer. “In the fourth quarter we completed the acquisition of Glacier Water, and Primo is now ideally positioned as the market leader in all three categories in which we compete; dispensers, exchange and refill. We are very pleased our team continued their consistently high level of execution on our strategic initiatives to help us deliver record sales and EBITDA. Looking ahead, we believe we can capture a majority of the bulk water revenue at retail as we leverage our market leadership for water appliances and consumables.”

Fourth Quarter Results

Net sales increased 28.2% to $40.4 million from $31.5 million in the prior year quarter, driven by an increase in both Water and Dispenser segment net sales.

Water segment net sales increased 32.9% to $29.7 million from $22.4 million in the prior year quarter. The increase in Water net sales was primarily due to the inclusion of Glacier results for the final 20 days of the quarter and U.S. Exchange strong same-store unit growth of 9.6%. Dispenser segment net sales increased 16.7% to $10.6 million from $9.1 million in the prior year quarter. Sell-thru of dispenser units was 135,000 units.

Gross margin percentage was 28.6% compared to 29.0% in the prior year quarter, with the slight decrease driven primarily by sales mix.

Selling, general and administrative expenses were $11.7 million compared to $5.1 million in the prior year quarter. The increase is primarily the result of non-cash performance based stock compensation expense of $6.2 million. Excluding all non-cash stock compensation expense, SG&A decreased to 13.1% as a percent of net sales from 13.9% in the prior year quarter.

U.S. GAAP net loss from continuing operations was $(11.7) million, or ($0.39) per diluted share compared to income of $0.01 per diluted share in the prior year quarter. The net loss from continuing operations includes non-recurring charges of $3.1 million related to refinancing of debt and $3.7 million in non-recurring costs primarily related to the Glacier acquisition. Pro forma net income from continuing operations was $1.7 million or $0.05 per diluted share compared to $1.3 million, or $0.04 per diluted share, in the prior year quarter.

Adjusted EBITDA increased 33.1% to $6.3 million from $4.8 million in the prior year quarter, driven by the increase in net sales.

Full Year 2016 Results

Net sales increased 12.3% to $142.5 million from $127.0 million in the prior year, driven by an increase in both Water and Dispenser segment net sales.

Water segment net sales increased 14.5% to $102.6 million from $89.6 million in the prior year driven by U.S. Exchange growth and the inclusion of Glacier results. U.S. Exchange sales growth was driven by same-store unit growth of 9.4% compared to the prior year. Dispenser segment net sales increased 7.1% to $39.9 million from $37.4 million in the prior year, driven by an 8.6% increase in dispenser unit sales to retailers. Dispenser sell-thru to consumers was a record 611,000 units.

Gross margin percentage increased to 29.7% from 27.2% in the prior year as a result of improvements in both Water and Dispenser gross margins resulting from supply chain improvements.

SG&A expenses were $26.4 million compared to $19.1 million in the prior year. Excluding non-cash stock compensation expense, SG&A as a percentage of net sales was 12.9% in 2016, compared to 13.0% in 2015.

The U.S. GAAP net loss from continuing operations was ($5.9) million, or ($0.21) per diluted share, compared to net income from continuing operations of $2.2 million, or $0.08 per diluted share, in the prior year. Pro forma net income from continuing operations was $10.7 million, or $0.35 per diluted share, compared to $5.5 million, or $0.20 per diluted share, in the prior year.

Adjusted EBITDA increased 33.4% to $24.1 million from $18.1 million in the prior year, driven by the increase in net sales and expanded gross margins in both the Water and Dispenser segments.

2017 Outlook

The Company reaffirmed its expectations for 2017 revenues of $280.0 million to $285.0 million and adjusted EBITDA of $52.0 million to $54.0 million.

For the first quarter of 2017, the Company also reaffirmed its expectations for revenues of $62.0 million to $65.0 million and adjusted EBITDA of $8.5 million to $10.0 million.

Extension of the Strategic Alliance Agreement with DS Services of America, Inc

The Company has extended its strategic alliance agreement (the “Agreement”) with DS Services of America, Inc. (“DS Services”), a subsidiary of Cott Corporation (NYSE:COT; TSX:BCB), one of the nation's leading operators in the Home and Office Beverage Delivery market. The term of the Agreement between the parties has been extended from December 31, 2020 to December 31, 2025.

“We are pleased to announce the extension of our agreement with DS Services,” commented Billy D. Prim, Primo Water's Chief Executive Officer. “Since 2013, our companies have been successfully aligned, and today DS Services is our primary bottler, distributor and provider in our exchange business across the United States. Looking ahead, we believe the combined strengths of our two companies will continue to drive incremental growth for Primo as DS Services continues to provide our customers with high-quality products and superior customer service.”

“We are excited to continue our partnership which has enabled both companies to benefit and become leaders in the bottled water and self-service refill water industry,” commented Tom Harrington, Chief Executive Officer of DS Services. “We look forward to continuing to work with Primo as we each leverage our core business competencies to support our long-term growth opportunities.”

Conference Call and Webcast

The Company will host a conference call to discuss these matters at 4:30 p.m. ET today, March 15, 2017. Participants from the Company will be Billy D. Prim, Chief Executive Officer, Matt Sheehan, President and Chief Operating Officer, and Mark Castaneda, Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through March 29, 2017. In addition, for the live broadcast listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is North America’s leading single source provider of multi-gallon purified bottled water, self-service refill water and water dispensers sold through major retailers throughout the United States and Canada. For more information and to learn more about Primo Water, please visit our website at www.primowater.com.

About Cott Corporation

Cott is a diversified beverage company with a leading volume-based national presence in the North America and European home and office bottled water delivery industry, a leader in custom coffee roasting and blending of iced tea for the U.S. foodservice industry, and one of the world’s largest producers of beverages on behalf of retailers, brand owners and distributors. Our platform reaches over 2.3 million customers or delivery points across North America and Europe supported by strategically located sales and distribution facilities and fleets, as well as wholesalers and distributors. This enables us to efficiently service residences, businesses, restaurant chains, hotels and motels, small and large retailers, and healthcare facilities.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include the Company’s financial guidance, statements regarding our ability to capture a majority of the bulk water revenue at retail and statements regarding the combined strengths of Primo and DS Services driving incremental growth of Primo. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," “seek,” "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's products and services, the entry of a competitor with greater resources into the marketplace, competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues, the loss of key Company personnel, dependence on key management information systems, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facility, significant liabilities or costs associated with litigation or other legal proceedings, general economic conditions, the possible adverse effects that decreased discretionary consumer spending may have on the Company’s business, difficulties with the successful integration and realization of the anticipated benefits and synergies from the Glacier Water acquisition, including incorporation of internal controls and critical information technology systems such as management information systems and related tools, failure to manage our expanded operations following the Glacier Water acquisition, the incurrence of costs related to the Glacier Water acquisition, changes to the Company’s board of directors and management in connection with the Glacier Water acquisition, the impact of the loss or non-retention of certain key personnel after the Glacier Water acquisition , the termination or renegotiation of agreements with customers, suppliers and other business partners in connection with the Glacier Water acquisition, the possibility that the Company’s financial results following the Glacier Water acquisition may differ materially from the unaudited pro forma financial statements that have been or will be made available, the restrictions imposed upon our business as a result the restrictive covenants contained in our credit agreements, the possibility that we may fail to generate sufficient cash flow to service our debt obligations, and the negative effects that global capital and credit market issues may have on our liquidity, the costs of our borrowing and our operations of our suppliers, bottlers, distributors and customers as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 9, 2016 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and pro forma net income from continuing operations, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as income from continuing operations before depreciation and amortization; interest expense, net; non-cash fair value changes in warrant value; non-cash stock-based compensation expense; non-recurring costs; and loss on disposal of property and equipment and other.   Pro forma net income from continuing operations is defined as income from continuing operations less non-cash stock-based compensation expense, non-recurring costs and loss on disposal of property and equipment.   The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s board of directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net sales	$40,356	$31,476	$142,541	$126,951
Operating costs and expenses:
Cost of sales	28,833	22,356	100,184	92,476
Selling, general and administrative expenses	11,714	5,137	26,429	19,128
Non-recurring and acquisition-related costs	3,659	167	4,753	275
Depreciation and amortization	3,316	3,008	10,541	10,432
Loss on disposal and impairment of property and equipment	179	82	749	500
Total operating costs and expenses	47,701	30,750	142,656	122,811
(Loss) income from operations	(7,345)	726	(115)	4,140
Interest expense, net	4,587	473	6,023	1,987
Change in fair value of warrant liability	(240)	–	(240)	–
(Loss) income from continuing operations	(11,692)	253	(5,898)	2,153
Loss from discontinued operations	(6)	(209)	(48)	(296)
Net (loss) income	$(11,698)	$44	$(5,946)	$1,857

Basic (loss) earnings per common share:
(Loss) income from continuing operations	$(0.39)	$0.01	$(0.21)	$0.08
Loss from discontinued operations	(0.00)	(0.01)	(0.00)	(0.01)
Net (loss) income	$(0.39)	$0.00	$(0.21)	$0.07

Diluted (loss) earnings per common share:
(Loss) income from continuing operations	$(0.39)	$0.01	$(0.21)	$0.08
Loss from discontinued operations	(0.00)	(0.01)	(0.00)	(0.01)
Net (loss) income	$(0.39)	$0.00	$(0.21)	$0.07

Weighted average shares used in computing (loss) earnings per share
Basic	29,617	25,779	28,456	25,190
Diluted	29,617	28,866	28,456	27,001

Primo Water Corporation

Segment Information

(Unaudited; in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Segment net sales
Water	$29,745	$22,384	$102,580	$89,623
Dispensers	10,611	9,092	39,961	37,328
Total net sales	$40,356	$31,476	$142,541	$126,951

Segment (loss) income from operations
Water	9,357	7,665	35,102	28,835
Dispensers	881	424	3,097	1,851
Corporate	(10,429)	(4,106)	(22,271)	(15,339)
Non-recurring and acquisition-related costs	(3,659)	(167)	(4,753)	(275)
Depreciation and amortization	(3,316)	(3,008)	(10,541)	(10,432)
Loss on disposal and impairment of property and equipment	(179)	(82)	(749)	(500)
	$(7,345)	$726	$(115)	$4,140

Primo Water Corporation

Condensed Consolidated Balance Sheets

(Unaudited; in thousands, except par value data)

	December 31,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$15,586	$1,826
Accounts receivable, net	14,121	11,098
Inventories	6,182	6,726
Prepaid expenses and other current assets	3,086	529
Total current assets	38,975	20,179

Bottles, net	4,152	3,688
Property and equipment, net	100,331	32,363
Intangible assets, net	151,217	8,074
Goodwill	92,549	–
Investment in Glacier securities	6,408	–
Other assets	353	183
Total assets	$393,985	$64,487

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,388	$11,994
Accrued expenses and other current liabilities	16,922	3,748
Current portion of long-term debt and capital leases	2,183	172
Total current liabilities	35,493	15,914

Long-term debt and capital leases, net of current portion and debt issuance costs	270,264	19,903
Deferred tax liability, net	13,607	–
Warrant liability	8,180	–
Other long-term liabilities	2,069	2,535
Total liabilities	329,613	38,352

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 29,305 and 25,810 shares issued and outstanding at December 31, 2016 and 2015, respectively	29	26
Additional paid-in capital	325,779	281,476
Common stock warrants	7,492	7,492
Accumulated deficit	(267,393)	(261,447)
Accumulated other comprehensive loss	(1,535)	(1,412)
Total stockholders’ equity	64,372	26,135
Total liabilities and stockholders’ equity	$393,985	$64,487

Primo Water Corporation

Consolidated Statements of Cash Flows

(Unaudited; in thousands)

	Years Ended December 31,
	2016	2015
Cash flows from operating activities:
Net (loss) income	$(5,946)	$1,857
Less: Loss from discontinued operations	(48)	(296)
(Loss) income from continuing operations	(5,898)	2,153
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	10,525	10,432
Loss on disposal of property and equipment	750	500
Stock-based compensation expense	7,975	2,601
Non-cash interest expense	429	110
Realized foreign currency exchange loss (gain) and other, net	145	387
Changes in operating assets and liabilities:
Accounts receivable	218	(2,303)
Inventories	518	(306)
Prepaid expenses and other assets	(1,129)	655
Accounts payable	2,916	(420)
Accrued expenses and other liabilities	(74)	(255)
Net cash provided by operating activities	16,375	13,554

Cash flows from investing activities:
Purchases of property and equipment	(9,859)	(5,354)
Purchases of bottles, net of disposals	(2,661)	(2,488)
Proceeds from the sale of property and equipment	32	108
Glacier acquisition, net of cash acquired	(150,740)	–
Additions to intangible assets	(55)	(16)
Net cash used in investing activities	(163,283)	(7,750)

Cash flows from financing activities:
Borrowings under Prior Revolving Credit Facility	34,400	27,000
Payments under Prior Revolving Credit Facility	(34,400)	(31,000)
Borrowings under Term loans	186,000	–
Payments under Term loans	(20,000)	–
Note payable and capital lease payments	(321)	(203)
Stock option and employee stock purchase activity and other, net	(803)	159
Debt issuance costs and other	(4,182)	–
Net cash provided by (used in) financing activities	160,694	(4,044)

Cash used in operating activities of discontinued operations	(105)	(154)

Effect of exchange rate changes on cash and cash equivalents	79	(275)
Net increase in cash and cash equivalents	13,760	1,331
Cash and cash equivalents, beginning of year	1,826	495
Cash and cash equivalents, end of period	$15,586	$1,826

Primo Water Corporation

Non-GAAP EBITDA and Adjusted EBITDA Reconciliation

(Unaudited; in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015

(Loss) income from continuing operations	$(11,692)	$253	$(5,898)	$2,153
Depreciation and amortization	3,316	3,008	10,541	10,432
Interest expense, net	4,587	473	6,023	1,987
EBITDA	(3,789)	3,734	10,666	14,572
Change in fair value of warrant liability	(240)	–	(240)	–
Non-cash, stock-based compensation expense	6,419	751	7,975	2,601
Non-recurring and acquisition-related costs	3,659	167	4,753	275
Loss on disposal and impairment of property and equipment and other	286	106	975	645
Adjusted EBITDA	$6,335	$4,758	$24,129	$18,093

Primo Water Corporation

Pro Forma Net Income From Continuing Operations Reconciliation

(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015

(Loss) income from continuing operations	$(11,692)	$253	$(5,898)	$2,153
Non-cash, stock-based compensation expense	6,419	751	7,975	2,601
Non-recurring and acquisition-related costs	3,659	167	4,753	275
Loss on disposal and impairment of property and equipment	179	82	749	500
Debt refinancing costs	3,101	–	3,101	–
Pro forma net income from continuing operations	$1,666	$1,253	$10,680	$5,529

Pro forma fully taxed earnings from continuing operations per share:
Basic	$0.06	$0.05	$0.38	$0.22
Diluted	$0.05	$0.04	$0.35	$0.20

Weighted average shares used in computing earnings per share:
Basic	29,617	25,779	28,456	25,190
Diluted	31,454	28,866	30,248	27,001